CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-179878 on Form N-2 of First Trust Energy Income and Growth Fund, of our report dated January 24, 2012, relating to the financial statements and financial highlights of First Trust Energy Income and Growth Fund as of and for the year ended November 30, 2011, appearing in the annual report on Form N-CSR of First Trust Energy Income and Growth Fund.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
July 26, 2012